SECURITIES AND EXCHANGE COMMISSION

UNITED STATES

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 19, 2008

NOBLE INTERNATIONAL, LTD.

(Exact name of registrant as specified in its charter)

Delaware	001-13581	38-3139487
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification No.)

840 West Long Lake Road, Suite 601 Troy, Michigan	48098
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (248) 519-0700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

1.	On September 19, 2008, certain subsidiaries of Noble International, Ltd. (the “Company”) executed a Promissory Note in favor of General Electric Capital Corporation (“GE”) in the original principal amount of $12,500,000 maturing on November 1, 2012 (the “GE Note”). The Company has guaranteed payment and performance of the GE Note pursuant to a Corporate Guaranty dated September 19, 2008 (the “Guaranty” and together with the GE Note and the other documents executed by the Company or its subsidiaries in connection with the GE Note, the “GE Loan Documents”). The GE Note bears interest at a rate of 9.89% per annum, is payable in monthly installments of principle and interest and is secured by all of the Company’s machinery and equipment located at its U.S. and Canadian facilities. The proceeds of the GE Note were used primarily to pay down the Term debt owing under the Company’s Sixth Amended and Restated Credit and Term Loan Agreement with Comerica Bank and the other lenders party thereto.

The GE Loan Documents contain customary representations and warranties and affirmative and negative covenants for agreements of this type, including, among others, covenants regarding the maintenance of financial ratios, covenants relating to financial reporting, compliance with laws, preservation of existence, maintenance of properties and insurance, limitations on liens, and restrictions on sales of all or substantially all of the Company’s assets.

The GE Loan Documents provide for customary events of default, including, among other things, the event of nonpayment of principal, interest, fees or other amounts, a representation or warranty proving to have been incorrect when made, failure to perform or observe covenants within a specified period of time, a cross-default to certain other indebtedness of the Company, the bankruptcy or insolvency of the Company or any significant subsidiary, monetary judgment defaults of a specified amount, a change of control of the Company, and other defaults resulting in liability of a specified amount. In the event of a default by the Company, GE may declare all amounts owed under the GE Note immediately due and payable. Under the terms of the GE Note a late fee and interest penalty may apply to any outstanding amount not paid when due or that remains outstanding while an event of default exists.

The Company’s subsidiaries may voluntarily prepay borrowings under the GE Note, in whole or in part, provided that a prepayment penalty will apply if prepayment occurs within the first three years (in the amount of 3% in year one, 2% in year two and 1% in year three).

This description of the GE Note and Guaranty does not purport to be complete and is qualified in its entirety by reference to the GE Note and Guaranty, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01. Terms not defined herein shall have the meanings ascribed thereto in the GE Note.

2.

On September 19, 2008, Noble International, Ltd. (the “Company”) entered into a Seventh Amendment to Sixth Amended and Restated Credit and Term Loan Agreement (the “Seventh Amendment”) effective on September 18, 2008, which amended the Company’s Sixth

Amended and Restated Credit and Term Loan Agreement dated as of December 11, 2006 with Comerica Bank (the “Bank”), as lender, Lead Arranger and Administrative Agent for itself and other lenders (the “Lenders”) party thereto (previously filed with the Company’s annual report on Form 10K filed with the Securities and Exchange Commission on March 28, 2007) (as amended, the “Credit Agreement”).

The Seventh Amendment modified the Credit Agreement to, among other things, (i) permit the Company to consummate the loan transaction evidenced by GE Loan Documents, with the proceeds used primarily to pay down the Term debt under the Credit Agreement, (ii) permit the Company to consummate an intercompany transfer of its Australian subsidiary, (iii) reduce the revolving credit commitment from $50,000,000 to $40,000,000 and provide that the Company maintain at least $5,000,000 in unused revolving credit availability, (iv) revise the definition and levels of certain financial covenants and ratios, including Consolidated Tangible Net Worth and Consolidated EBITDA to Interest and Debt Service Coverage Ratio, and (v) eliminate certain other financial covenants.

The description of the Seventh Amendment does not purport to be complete and is qualified in its entirety by reference to the Seventh Amendment, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01. Terms not defined herein shall have the meanings ascribed thereto in the Credit Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The closing under the GE Note occurred on September 19, 2008 and the Company received the $12,500,000 principal amount of the GE Note from GE on that date. A summary of the terms of the GE Note are provided under Item 1.01 of this report and is incorporated herein by reference. The summary is qualified in its entirety by reference to the GE Note and Guaranty themselves, which are included as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(a) Not applicable.

(b) Not applicable.

(c) Exhibits.

10.1	Promissory Note in favor of General Electric Capital Corporation dated September 19, 2008.

10.2	Corporate Guaranty in favor of General Electric Capital Corporation dated September 19, 2008.

10.3	Seventh Amendment to Sixth Amended and Restated Revolving Credit and Term Loan Agreement dated September 19, 2008 and effective September 18, 2008.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBLE INTERNATIONAL, LTD.,
a Delaware corporation
(registrant)

September 25, 2008	By:	/s/ Andrew J. Tavi
Andrew J. Tavi
Vice President and General Counsel

EXHIBIT INDEX

No.	Description of Exhibit
10.1	Promissory Note in favor of General Electric Capital Corporation dated September 19, 2008

10.2	Corporate Guaranty in favor of General Electric Capital Corporation dated September 19, 2008

10.3	Seventh Amendment to Sixth Amended and Restated Revolving Credit and Term Loan Agreement dated September 19, 2008 and effective September 18, 2008